Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Alsius Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of Post Effective Amendment No. 2 to the Registration Statement on Form S-3 to Form S-1 of Alsius Corporation (formerly Ithaka Acquisition Corp.) of our reports on the financial statements of Ithaka Acquisition Corp. as of December 31, 2006 and 2005 and for the year ended December 31, 2006, the period from April 4, 2005 (inception) to December 31, 2005, and the cumulative period from April 4, 2005 (inception) to December 31, 2006 included in the 10-KSB of Ithaka Acquisition Corp. for the year ended December 31, 2006 and the Schedule 14A Definitive Proxy Statement of Ithaka Acquisition Corp. filed with the Securities and Exchange Commission on June 8, 2007.  We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

December 18, 2007	/s/ Goldstein Golub Kessler LLP GOLDSTEIN GOLUB KESSLER LLP New York, New York